2014 BIO Investor Forum Apricus Biosciences, Inc. (NASDAQ: APRI) October 8, 2014

Forward-Looking Statements This corporate presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, as amended. Statements in this presentation that are not purely historical are forward- looking statements. Such forward-looking statements include, among other things: references to the timing of planned launches and initial shipments of Vitaros® in various countries by Apricus’ commercial partners, such as Majorelle, the planned launch strategy for Vitaros in the United Kingdom, Sweden, Germany, France and other countries, the planned commencement of a Phase 2a clinical trial and approved pathway for RayVa™ and the planned out-license of Femprox® in Europe; the potential for Vitaros to achieve commercial success generally or in any specific territory, such as the United Kingdom, Sweden or Germany; the ability to secure additional pipeline assets and the Apricus’ 2014 financial outlook, including cash projections. Actual results could differ from those projected in any forward-looking statements due to a variety of reasons that are outside the control of Apricus, including, but not limited to: its ability to further develop its product Vitaros for the treatment of ED, such as the room temperature version of Vitaros, and its product candidate RayVa for the treatment of Raynaud’s phenomenon, as well as the timing of such events; Apricus’ ability to carry out clinical studies for RayVa, as well as the timing and success of the results of such studies; Apricus’ dependence on its commercial partners to carry out the commercial launch of Vitaros in various territories, such as the United Kingdom, Sweden, Germany and France, and the potential for delays in the timing of commercial launch; competition in the ED market and other markets in which Apricus and its partners operate; Apricus’ ability to obtain and maintain intellectual property protection for Vitaros; Apricus’ ability to raise additional funding that it may need to continue to pursue its commercial and business development plans; Apricus’ ability to obtain the requisite governmental approval for Femprox and RayVa; and market conditions. These forward-looking statements are made as of the date of this press release, and Apricus assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Readers are urged to read the risk factors set forth in Apricus’ most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q, and other filings made with the SEC. Copies of these reports are available from the SEC’s website at www.sec.gov or without charge from Apricus. 2

3 • Therapeutic focus in Specialty Urology and Rheumatology markets • Proprietary topical delivery platform with multi-indication potential • Revenue Generating Product • Vitaros® - Topical Prescription Treatment for Erectile Dysfunction – Global Erectile Dysfunction (“ED”) market estimated at $5.5 billion1 – Approved and fully partnered in Europe and Canada for entire ED patient population – Seeking additional partnerships in Asia and Latin America – Launched by Takeda in the UK and Sandoz in Germany and Sweden – Additional launches expected 2014 and 1H 2015 • Product Candidates • RayVa™ - Topical Treatment for Secondary Raynaud’s Phenomenon – Phase 2a trial expected to commence in 4Q 2014 with data expected in 1H 2015 – Clear and defined clinical development plan and regulatory pathway to approval in a disease with no approved treatments • Femprox® - Topical Treatment for Female Sexual Interest / Arousal Disorder (FSIAD) – Phase 3 proof of concept data in China – Seeking a global strategic development partner through out-licensing • Actively seeking additional pipeline opportunities to enhance strategic value Apricus Overview

Executive Management & Board of Directors Experienced team leading life science companies Richard Pascoe Chief Executive Officer & Director Steve Martin Senior Vice President, Chief Financial Officer & Secretary Richard Martin, Ph.D. Vice President, Chemistry & Manufacturing Susan Meier-Davis, DVM, Ph.D. Vice President, Safety Edward Cox, MS Vice President, Commercial Development Neil Morton, MBA Vice President, Business Development Kleanthis G. Xanthopoulos, Ph.D. Chairman of the Board of Directors Rusty Ray Director Deirdre Y. Gillespie, M.D. Director Paul V. Maier Director Wendell Wierenga, Ph.D. Director Sandford Smith Director Management Team Board of Directors 4

First-in-class topical cream treatment for erectile dysfunction ® 5

Vitaros - Alprostadil/DDAIP.HCl • Only topically delivered cream for the treatment of erectile dysfunction • Approved in Canada and Europe (under DCP) • Studied in over 3,300 patients • Significant efficacy and safety profile, including difficult to treat patients • Rapid onset (generally 5-15 minutes) • Addresses diabetics, hypertensives, patients with cardiac issues or on nitrates/alpha blockers, prostatectomy patients and PDE-5 (e.g. Viagra®) failures Attractive Commercial Opportunity • Large ED market - $5.5B worldwide1 • Ex-US peak sales estimated at $300M2 based upon existing market • Unique profile has potential to double the number of treatable patients3 4 5 • Launched in United Kingdom, Germany and Sweden • Additional launches expected in 2014 and 2015 in DCP approved countries • Product sales, royalties and milestone revenues expected through 2032 • Out-licensed in Canada, Europe, Africa, Australia, Israel and Middle East • Exploring options to advance the US clinical development program Second Generation Dispenser in Development • No refrigeration required; targeting 24+ month shelf-life • On-track to complete development of the Vitaros room temperature device in 2014 • Key driver of Vitaros global market growth and expansion in 2016 and beyond Vitaros®: Treatment for Erectile Dysfunction 6

Vitaros®: Targeting the Untreated

ED Market Segmentation


11%
20%
18%
51%
(Present Existing Market)
PDE5 Market
Contraindicated Patients
Non-Responders
Other Dropouts

There is a significant ED patient population with an unmet need

- Contraindicated due to medications or concurrent diseases (18%)[3]
- Non-responders (20%)[4]
- Drop out after initial prescription (31%) or drop out after 3 years from start (48%)[5]

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Vitaros® Primary Partnership Agreements

Licensee	Geography	Milestones		Royalties
		Upfronts & Pre-Commercialization	Total	
Abbott	Canada	$2.7M	Up to $16M	Tiered
Bracco	Italy	$1.4M	Up to $7.5M	Tiered double-digit
Majorelle	France, Monaco and Parts of Africa	$4.0M	Up to $25M	Tiered double-digit
Recordati	Spain, Russia, Turkey, Ireland and Parts of Europe and Africa	$3.8M	Up to $51M	Tiered double-digit
Sandoz	Germany, Austria, Belgium, Denmark, Finland, Iceland, Luxemburg, the Netherlands, Norway, Sweden and Switzerland	$5.9M	Up to $63M	Tiered double-digit
Takeda	United Kingdom	$1.6M	Up to $47M	Tiered double-digit
TOTAL		**~$19M**	**~$210M**	**DOUBLE-DIGIT ROYALTIES**

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Vitaros is widely available in UK, Germany and Sweden – Launched in UK – Takeda – Launched in Germany and Sweden - Sandoz – Wholesalers fully stocked – Product available at retail level Robust sales force effort underway in key markets – Vitaros is being promoted by Takeda and Sandoz with existing sales forces – Majorelle commercialization activities underway in France following product shipments received in October Early results exceed our expectations in launched territories – Over 300,000 commercial doses manufactured and shipped to partners to date – Positive patient and physician feedback continues to build – Commercial product re-orders placed by Takeda and Sandoz due to high demand Vitaros® Launch Update 9

Potential first-in-class topical cream treatment for Raynaud’s Phenomenon Secondary to Scleroderma ™ (alprostadil cream) 10

RayVa – Alprostadil/DDAIP.HCl • Formulated with our proven, proprietary drug delivery system, NexACT® • Topical, on-demand route of administration • RayVa-induced blood flow observed in preclinical models of Raynaud’s phenomenon using a cold challenge test Clear and Defined Clinical Pathway • Initial FDA guidance received • Targeting patients with Raynaud’s phenomenon secondary to scleroderma • Clearly defined clinical endpoints • Attractive safety profile • May qualify for Priority Review • NDA submission could occur as early as 2017 • Capital efficient – Total program cost to NDA filing estimated at less than $25 million Attractive Commercial Opportunity • Currently no approved treatment options for Raynaud’s phenomenon in the United States • Targeted call point can be addressed with small specialty sales force - over 4,500 rheumatologists in the US currently treating secondary Raynaud’s patients6 • Broad IP position with potential exclusivity to 2032 • Revenue potential in the US alone represents a significant return on investment RayVa™: Treatment for Raynaud’s Phenomenon Secondary to Scleroderma (SSc) 11

Raynaud’s Phenomenon Raynaud's Phenomenon is the episodic vasoconstriction to the distal extremities affecting an estimated 3-5% of the US population7,8 • Increased incidence in woman (approx. 80% of scleroderma patients)9 • Triggers include cold, emotional stress and vibration • Symptoms:  Pain, tingling, numbness, and coldness  Affected areas show at least two color changes with a common pattern of of progression: White (pallor), Blue (cyanosis) and Red (hyperemia)  Brittle, ridged nails • Condition is classified as either primary or secondary: • PRIMARY (7M-12M) 7,8,10 – Not associated with an underlying indication (such as scleroderma or lupus) – Often goes undiagnosed and untreated • SECONDARY (~500K) 8,10 Secondary to Scleroderma (~100,000)11 – Secondary Raynaud’s Phenomenon is driven by an underlying medical condition, such as scleroderma, lupus or rheumatoid arthritis 12

T i m e ( m i n u t e s ) M e a n B lo o d P e rf u s io n (L D I U n it s ) 0 5 0 1 0 0 1 5 0 4 0 6 0 8 0 1 0 0 P l a c e b o 1 0 0 0 m c g Post cold-challenge and post-application 1000 mcg Placebo Laser Doppler Image Time-course Left Palm Right Palm RayVa induces an increase in blood flow relative to placebo RayVa™ Preclinical Data12 13

Phase 2a Proof-of-Concept Trial (H2 2014) • Randomized, double-blind, placebo-controlled, dose-ranging, crossover design • Target enrollment: 50 patients with Raynaud’s phenomenon secondary to scleroderma • Evaluating hemodynamics and temperature at the site of application in response to a cold challenge, as measured by Laser Doppler and thermography • Cost estimated to be $1.5 million Phase 2b Crossover Trial (H1 2015) • Randomized, double-blind, placebo-controlled crossover design with 60-80 patients • Primary endpoint: Raynaud Composite Index (a validated primary endpoint) • Secondary endpoints: quality of life score (QoL), digital ulcer development/healing and safety assessments Phase 3 Study Design • Two randomized, double-blind, placebo-controlled pivotal trials with ~200 patients • Primary endpoint: Raynaud Composite Index (a validated primary endpoint) • Secondary endpoints: Quality of Life score (QoL), digital ulcer development/healing and safety assessments • Flexibility to continue into open-label long-term safety assessment if required Long-Term Safety Assessment • The need for long-term safety study (pre-registration) to be determined at End-of-Phase 2 meeting with the FDA 2 0 RayVa™ Clinical Program 14

• Cash on-hand combined with access to additional capital through the Aspire Capital common stock purchase facility provides sufficient capital to support the current operating plan through 2015 † As of June 30, 2014 ‡ As of October 6, 2014 Financial Dashboard NASDAQ: APRI Shares outstanding: 38.1M† Shares fully-diluted: 48.6M† Market Cap: ~$55M‡ Cash position: $17.4M† 15

Apricus Strategic Roadmap Strategic Objective… Targeted Value Drivers… Launch Vitaros RTD in 2016 to extend its long-term market potential and to fully penetrate ROW markets 2. Complete the development of the Vitaros Room Temperature Device (RTD) in 2014 Generate meaningful long-term revenue to support corporate strategy 1. Launch Vitaros in 2014-2015 3. Leverage existing platform and/or acquire assets to build development stage pipeline Develop clinical product(s) focused on advancing innovative medicines to meet the needs of patients (e.g. RayVa) Create near-term shareholder value through partnering our existing assets (e.g. Vitaros ROW, Femprox) 4. Continue to seek additional strategic partnerships for Vitaros and Femprox Create long-term shareholder value through the commercialization of novel therapeutics in the US 5. Enhance strategic value in Apricus by advancing our pipeline in the US 16

2014 BIO Investor Forum Apricus Biosciences, Inc. (NASDAQ: APRI) October 8, 2014

References 1 IMS Health 2013. 2 Analyst estimates (Cantor Fitzgerald, August 22, 2013). 3 D2 Market Research, June 2007. 4 J Sex Med 2012; 9: 2361–2369. 5 International Journal of Urology 2007; 14: 339-342. 6 American Medical Association 2011. 7 N Engl J Med 2002; 347: 1001–1008. 8 Drugs 2007; 67: 517-525. 9 Medicine 2013; 92: 191-205. 10 2012 U.S. Census Bureau: State and County QuickFacts (http://quickfacts.census.gov/qfd/states/00000.html). 11 Curr Opin Rheumatol 2012; 24: 165–170; American College of Rheumatology (http://www.rheumatology.org/Practice/Clinical/Patients/Diseases_And_Conditions/Scleroderma). 12 Apricus Bio 2014 data on file. 18